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As filed with the Securities and Exchange Commission on October 15, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Keysight Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3823 (Primary Standard Industrial Classification Code Number)	46-4254555 (I.R.S. Employer Identification Number)

1400 Fountaingrove Parkway
Santa Rosa, California 95403
(877) 424-4536
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Stephen Williams
Senior Vice President, General Counsel and Secretary
1400 Fountaingrove Parkway
Santa Rosa, California 95403
(877) 424-4536
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Stewart L. McDowell
Gibson, Dunn & Crutcher LLP
555 Mission Street
San Francisco, California 94015
(415) 393-8200

Approximate date of commencement of the proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)            ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

3.300% Senior Notes due 2019	$500,000,000	100%	$500,000,000	$50,350

4.550% Senior Notes due 2024	$600,000,000	100%	$600,000,000	$60,420

(1)
Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 15, 2015

PRELIMINARY PROSPECTUS

        $1,100,000,000

Keysight Technologies, Inc.

Exchange Offer:

New $500,000,000 3.300% Senior Notes due 2019 for $500,000,000 3.300% Senior Notes due 2019

New $600,000,000 4.550% Senior Notes due 2024 for $600,000,000 4.550% Senior Notes due 2024

The Exchange Offer will expire at 5:00 p.m., New York City time,
on            , 2015, unless extended.

The Exchange Notes:

We are offering to exchange:

  •
  New $500,000,000 3.300% Senior Notes due 2019 (the "new 2019 notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for outstanding unregistered $500,000,000 3.300% Senior Notes due 2019 (the "old 2019 notes" and, together with the new 2019 notes, the "2019 notes").

  •
  New $600,000,000 4.550% Senior Notes due 2024 (the "new 2024 notes" and, together with the new 2019 notes, the "new notes") that have been registered under the Securities Act for outstanding unregistered $600,000,000 4.550% Senior Notes due 2024 (the "old 2024 notes" and, together with the old 2019 notes, the "old notes"). The old notes and the new notes are referred to together as the "notes."

  •
  The terms of the new notes offered in the exchange offer are substantially identical to the terms of the old notes, except that the new notes will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes.

Material Terms of the Exchange Offer:

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2015, unless extended.

  •
  Upon expiration of the exchange offer, all old notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of the new notes.

  •
  You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

  •
  The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.

  •
  Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such new notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, any broker-dealer may use this prospectus, as it may be amended or supplemented, in connection with any such resale. See "Plan of Distribution."

  •
  There is no existing public market for the old notes or the new notes. We do not intend to list the new notes on any securities exchange or quotation system.

        Investing in the new notes involves risks. See "Risk Factors" beginning on page 8.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                        , 2015

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where any such offer is unlawful, where the person making such offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date. Any information incorporated by reference herein is accurate only as of the date of the document incorporated by reference.

        This exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

        We have filed with the U.S. Securities and Exchange Commission ("SEC") a registration statement on Form S-4 with respect to the new notes. This prospectus, which forms part of the registration statement, does not contain all the information included in the registration statement, including its exhibits. For further information about us and the notes described in this prospectus, you should refer to the registration statement and its exhibits. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including the exhibits and schedules, is available at the SEC's website at www.sec.gov.

        You may also obtain this information without charge by writing or telephoning us. See "Where You Can Find More Information."

i

WHERE YOU CAN FIND MORE INFORMATION

        We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy these materials at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding Keysight Technologies, Inc. and other companies that file materials with the SEC electronically. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on our website at www.investor.keysight.com and clicking on the link "Financial Information—SEC Filings." This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby incorporate by reference the following documents or information filed with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended October 31, 2014;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2015, April 30, 2015 and July 31, 2015;

  •
  our Current Reports on Form 8-K filed with the SEC on November 3, 2014, November 5, 2014, March 24, 2015, June 17, 2015 and July 21, 2015;

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on February 6, 2015 and additional proxy solicitation materials filed on February 27, 2015 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended October 31, 2014); and

  •
  future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and before the termination of the offering of the securities made under this prospectus.

Provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

        Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

        We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

Keysight Technologies, Inc.
Attention: Corporate Secretary
1400 Fountaingrove Parkway
Santa Rosa, California 95403
(877) 424-4536

In order to ensure timely delivery, you must request the information no later than                , 2015, which is five business days before the expiration of the exchange offer.

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY ADDITIONAL INFORMATION OR ANY INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE HEREOF, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The information included and incorporated by reference in this prospectus contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding business strategies, market potential, future financial performance and other matters. Forward-looking statements are all statements other than statements of historical fact. The words "believe," "expect," "anticipate," "plan," "aim," "will," "may," "should," "could," "would," "likely," "project" and similar expressions, among others, are intended to identify "forward-looking statements," which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. Such forward-looking statements include, without limitation, statements regarding trends, seasonality, cyclicality and growth in, and drivers of, the markets we sell into, our strategic direction, our future effective tax rate and tax valuation allowance, earnings from our foreign subsidiaries, remediation activities, new product and service introductions, the ability of our products to meet market needs, changes to our manufacturing processes, the use of contract manufacturers, the impact of local government regulations on our ability to pay vendors or conduct operations, our liquidity position, our ability to generate cash from operations, growth in our businesses, our investments, the potential impact of adopting new accounting pronouncements, our financial results, our purchase commitments, our contributions to our pension plans, the selection of discount rates and recognition of any gains or losses for our benefit plans, our cost-control activities, savings and headcount reduction recognized from our restructuring programs and other cost saving initiatives, and other regulatory approvals, the integration of our acquisitions and other transactions, our transition to lower-cost regions, and the existence of economic instability. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Keysight management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. All subsequent written and oral forward-looking statements concerning the Company or other matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. You are cautioned not to place undue reliance on these forward-looking statements, which speak only to the date they are made. Factors that could cause actual results or events to differ materially from those anticipated include the matters described in our

Annual Report on Form 10-K or our Quarterly Reports on Form 10-Q under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Keysight does not undertake any obligation to update the forward-looking statements included in this prospectus to reflect events or circumstances after the date of this prospectus, unless Keysight is required by applicable securities laws to do so.

 SUMMARY

        This summary highlights selected information from this prospectus and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the new notes. All references in this prospectus to the "Company," "Keysight," "our company," "we," "us," "our," and similar terms refer to Keysight Technologies, Inc. a Delaware corporation, and its subsidiaries on a consolidated basis.

Our Business

        Keysight Technologies is a global electronic measurement technology and market leader helping to transform its customers' measurement experience through innovations in wireless, modular, and software solutions. Keysight's electronic measurement instruments, systems, software and services are used in the design, development, manufacture, installation, deployment and operation of electronic equipment.

        On November 1, 2014, Keysight became an independent publicly-traded company through the distribution by Agilent Technologies, Inc. ("Agilent") of 100 percent of the outstanding common stock of Keysight to Agilent's shareholders (the "Separation"). Each Agilent shareholder of record as of the close of business on October 22, 2014 received one share of Keysight common stock for every two shares of Agilent common stock held on the record date, resulting in the distribution of approximately 167 million shares of Keysight common stock. Keysight's Registration Statement on Form 10 was declared effective by the U.S. Securities and Exchange Commission ("SEC") on October 6, 2014. Keysight's common stock began trading "regular-way" under the ticker symbol "KEYS" on the New York Stock Exchange on November 3, 2014.

Company Information

        Keysight was incorporated in Delaware as a wholly owned subsidiary of Agilent on December 6, 2013. Our principal executive offices are located at 1400 Fountaingrove Parkway, Santa Rosa, California 95403. Our telephone number at that address is ((800) 829-4444. Our common stock is listed on the New York Stock Exchange under the symbol "KEYS."

Risk Factors

        Our success in achieving our objectives and expectations is dependent upon, among other things, general economic conditions, competitive conditions and certain other factors that are specific to our company and/or the markets in which we operate. These factors are set forth in detail under the heading "Risk Factors" in this prospectus and under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2015. We encourage you to review carefully these risk factors and any other risk factors in our SEC filings that are incorporated herein by reference. Furthermore, this prospectus contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those under the headings "Risk Factors" and "Special Note Regarding Forward-Looking Statements."

 The Exchange Offer

        Below is a summary of the material terms of the exchange offer. We are offering to exchange the new notes for the old notes. The terms of the new notes offered in the exchange offer are substantially identical to the terms of the old notes, except that the new notes will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes. For more information, see "The Exchange Offer," which contains a more detailed description of the terms and conditions of the exchange offer.

Background	On October 15, 2014, we completed a private placement of $500,000,000 aggregate principal amount of 3.300% Senior Notes due 2019 and $600,000,000 aggregate principal amount of 4.550% Senior Notes due 2024. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed, among other things, to complete this exchange offer for the old notes.
Old Notes	$500,000,000 unregistered 3.300% Senior Notes due 2019 $600,000,000 unregistered 4.550% Senior Notes due 2024
New Notes	New $500,000,000 3.300% Senior Notes due 2019 New $600,000,000 4.550% Senior Notes due 2024
The Exchange Offer

We are offering to issue registered new notes in exchange for a like principal amount and like denomination of our unregistered old notes of the same series. We are offering to issue these registered new notes to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers of the old notes when we sold the old notes in a transaction that was exempt from the registration requirements of the Securities Act. You may tender your old notes for exchange by following the procedures described below and in the section entitled "The Exchange Offer" in this prospectus.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2015, which is business days after the exchange offer is commenced, unless we extend the exchange offer.

Procedures for Tendering

If you decide to exchange your old notes for new notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new notes. To tender old notes, you must complete and sign a letter of transmittal accompanying this prospectus (the "Letter of Transmittal") in accordance with the instructions contained in it and forward it by mail, facsimile or hand delivery, together with any other documents required by the Letter of Transmittal, to the exchange agent, either with the old notes to be tendered or in compliance with the specified procedures for guaranteed delivery of old notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender old notes pursuant to the exchange offer. See "The Exchange Offer—Exchange Offer Procedures," "The Exchange Offer—Book-Entry Transfers" and "The Exchange Offer—Guaranteed Delivery Procedures."

Withdrawal	You may withdraw any old notes that you tender for exchange at any time prior to the expiration of the exchange offer. See "The Exchange Offer—Withdrawal Rights."
Acceptance of Old Notes for Exchange; Issuance of New Notes

Subject to certain conditions, we intend to accept for exchange any and all old notes that are properly tendered in the exchange offer before the expiration time. If we decide for any reason not to accept any old notes you have tendered for exchange, those old notes will be returned to you without cost promptly after the expiration or termination of the exchange offer. The new notes will be delivered promptly after the expiration time. See "The Exchange Offer—Acceptance of Old Notes for Exchange; Delivery of New Notes Issued in the Exchange Offer."

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions, some of which we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. See "The Exchange Offer—Conditions to the Exchange Offer."

Consequences of Exchanging Old Notes

Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued by the SEC to third parties, we believe that you may offer for resale, resell or otherwise transfer the new notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if you:

• acquire the new notes in the ordinary course of your business;

• are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the new notes; and
• you are not an "affiliate" of Keysight, as defined in Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

Any broker-dealer that acquires new notes in the exchange offer for its own account in exchange for old notes which it acquired through market-making or other trading activities must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus when it resells or transfers any new notes issued in the exchange offer. See "The Exchange Offer—Consequences of Exchanging Old Notes" and "Plan of Distribution."

Consequences of Failure to Exchange Old Notes

All untendered old notes or old notes that are tendered but not accepted will continue to be subject to the restrictions on transfer set forth in the old notes and in the indenture under which the old notes were issued. In general, you may offer or sell your old notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not anticipate that we will register the old notes under the Securities Act. If you do not participate in the exchange offer, the liquidity of your old notes could be adversely affected. See "The Exchange Offer—Consequences of Failure to Exchange Old Notes."

Interest on Old Notes Exchanged in the Exchange Offer

On the record date for the first interest payment date for each series of new notes offered hereby following the consummation of the exchange offer, holders of such new notes will receive interest accruing from the issue date of the old notes or, if interest has been paid, the most recent date to which interest has been paid.

U.S. Federal Income Tax Consequences of the Exchange Offer

You will not realize gain or loss for U.S. federal income tax purposes as a result of your exchange of old notes for new notes to be issued in the exchange offer. For additional information, see "Certain United States Federal Income Tax Considerations." You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as tax consequences of the ownership and disposition of the new notes.

Exchange Agent

U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer. The address and telephone and facsimile numbers of the exchange agent are listed in this prospectus. See "The Exchange Offer—Exchange Agent."

Use of Proceeds

We will not receive any proceeds from the issuance of new notes in the exchange offer. We will pay all expenses incident to the exchange offer. See "Use of Proceeds" and "The Exchange Offer—Fees and Expenses."

 The New Notes

        The terms of the new notes are substantially identical to those of the old notes, except that the new notes will be registered under the Securities Act and the transfer restrictions and registration rights applicable to the old notes do not apply to the new notes. The new notes will evidence the same debt as the old notes and will be governed by the same indenture. A brief description of the material terms of the new notes follows. For a more complete description, see "Description of the New Notes."

Issuer	Keysight
Notes Offered	New $500,000,000 3.300% Senior Notes due 2019 New $600,000,000 4.550% Senior Notes due 2024
Maturity	The new 2019 notes will mature on October 30, 2019 The new 2024 notes will mature on October 30, 2024.
Interest Rates	The new 2019 notes will bear interest at a rate of 3.300% per annum. The new 2024 notes will bear interest at a rate of 4.550% per annum.
Ranking	The new notes will be our unsecured, unsubordinated obligations, and will:
• rank equally in right of payment with all of our existing and future unsecured, unsubordinated indebtedness, liabilities and other obligations;
• rank senior in right of payment to all of our future indebtedness that is subordinated to the new notes;
• be effectively subordinated in right of payment to all of our future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and
• be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of our subsidiaries.
No Guarantee

The old notes were, when issued, guaranteed by Agilent. The guarantee was released by its terms on November 1, 2014 upon the completion of the Separation. The new notes will not be guaranteed by Agilent or by any other person.

Optional Redemption

We may redeem the new notes of each series at our option at any time, either in whole or in part, upon at least 30 days', but not more than 60 days', prior notice. If we elect to redeem the notes at any time prior to September 30, 2019 (the date that is one month prior to the maturity date of the new 2019 notes), in the case of the new 2019 notes, or July 30, 2024 (the date that is three months prior to the maturity date of the new 2024 notes), in the case of the new 2024 notes, we shall pay a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the new notes to be redeemed on the redemption date and (ii) the sum of the present values of the remaining scheduled payments on such new notes, plus (without duplication) accrued and unpaid interest to, but not including, the date of repurchase. See "Description of the New Notes—Optional Redemption."

Change of Control Offer

Upon the occurrence of a "change of control repurchase event," as defined under "Description of the New Notes—Purchase of Notes upon a Change of Control Repurchase Event," we will be required to make an offer to repurchase the new notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Certain Covenants

The indenture governing the new notes includes covenants that, among other things, limit the ability of us and our subsidiaries to create or permit to exist liens with respect to principal properties and the capital stock of subsidiaries and to enter into sale and leaseback transactions with respect to principal properties and will limit our ability to merge or consolidate with any other entity or convey, transfer or lease our properties and assets substantially as an entirety. These covenants will be subject to a number of important qualifications and limitations. See "Description of the New Notes—Certain Covenants."

Form and Denominations

We will issue the new notes in fully registered form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each of the new notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company ("DTC"). You will hold a beneficial interest in one or more of the new notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest in their books. Except under limited circumstances, we will not issue certificated new notes.

Trustee	U.S. Bank National Association

RISK FACTORS

        We have included discussions of cautionary factors describing risks relating to our business and an investment in our securities in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2015, which is incorporated by reference into this prospectus. Additional risks related the new notes are described in this prospectus. Before tendering old notes in the exchange offer, you should carefully consider the risk factors we describe in this prospectus and in any report incorporated by reference into this prospectus, including any Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Any or all of these risk factors could have a material adverse effect on our business, financial condition, results of operations or liquidity. Furthermore, although we discuss key risks in the following risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. References to "Keysight" or "we, "us" and "our" in this section of this prospectus are only to Keysight Technologies, Inc. and not to any of its subsidiaries.

Risks Related to the New Notes

In addition to indebtedness under the notes, Keysight has significant outstanding unused borrowing capacity under its senior unsecured revolving credit facility. Keysight may also incur additional debt in the future. The terms of the credit agreement that governs Keysight's senior unsecured credit facility and the indenture that governs the notes will, and the terms of any future indebtedness may, restrict the activities of Keysight.

        We have a $450.0 million senior unsecured revolving credit facility with various financial institutions (the "senior revolving credit facility"). There are currently no amounts outstanding under the senior revolving credit facility. The senior revolving credit facility imposes restrictions on Keysight and our subsidiaries, including certain restrictions on our and our subsidiaries' ability to incur liens on our respective assets or engage in certain sale and leaseback transactions. In addition, the senior revolving credit facility requires Keysight to maintain compliance with a financial covenant. Our ability to comply with these restrictions and covenants may be affected by events beyond our control. If Keysight breaches any of these restrictions or covenants and does not obtain a waiver from the lenders, then, subject to applicable cure periods, any outstanding indebtedness under the senior revolving credit facility could be declared immediately due and payable. We may incur significantly more indebtedness in the future by drawing under the senior revolving credit facility or otherwise.

Keysight derives a substantial portion of its cash flow from dividends and other distributions from its subsidiaries.

        We derive a substantial portion of our income and cash flow from dividends and other distributions of our subsidiaries. The subsidiaries of Keysight are legally distinct from Keysight, and have no obligation to pay amounts due on Keysight's indebtedness or to make funds available for such payment. In addition, the subsidiaries of Keysight are permitted under the terms of the indenture governing the new notes to incur additional indebtedness that may restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to Keysight. We cannot assure you that the agreements governing any current or future indebtedness of its subsidiaries will permit such subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the new notes when due.

Keysight's credit ratings may not reflect all risks of your investment in the notes.

        Any credit ratings assigned to the old notes or new notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency's rating should be evaluated independently of any other agency's rating.

Changes in Keysight's credit ratings may adversely affect the value of the new notes.

        Any ratings assigned to the old notes or the new notes could be lowered, suspended or withdrawn entirely by the rating agencies if, in each rating agency's judgment, circumstances warrant. Actual or anticipated changes or downgrades in Keysight's credit ratings, including any announcement that Keysight's ratings are under further review for a downgrade, could affect the market value of the new notes.

The indenture will not restrict the amount of additional indebtedness that Keysight or its subsidiaries may incur. The covenants in the indenture afford you only limited protection.

        The new notes and the indenture under which the new notes will be issued do not restrict the amount of indebtedness that we or any of our subsidiaries may incur. Our and our subsidiaries' incurrence of additional indebtedness may have important consequences for you as a holder of the new notes, including making it more difficult for us to satisfy its obligations with respect to the new notes, a loss in the market value of the new notes and a risk that any credit rating of the new notes is lowered or withdrawn. In addition, we and our subsidiaries are not restricted under the indenture governing the new notes from paying dividends or issuing or repurchasing Keysight securities, or securities of any of our subsidiaries.

        There are no financial covenants in the indenture governing the notes. Except for the covenants described under "Description of the New Notes—Certain Covenants" and "Description of the New Notes—Purchase of Notes Upon a Change of Control Repurchase Event," there are no covenants or any other provisions in the indenture that afford you protection in the event of a highly leveraged transaction, including one that results in a change of control of Keysight.

Keysight may not be able to repurchase all of the new notes upon a change of control repurchase event as required by the indenture that will govern the new notes.

        As described under "Description of the New Notes—Purchase of Notes Upon a Change of Control Repurchase Event," Keysight will be required to offer to repurchase the new notes upon the occurrence of a change of control repurchase event. We may not have sufficient funds to repurchase the new notes in cash at such time or have the ability to arrange necessary financing on acceptable terms In addition, our ability to repurchase the new notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time.

There is currently no market for the new notes, and an active trading market may not develop for the new notes.

        The new notes are a new issue of securities for which there is no established public market. Keysight does not intend to have the new notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. The initial purchasers of the old notes advised Keysight that they intend to make a market in the new notes, if issued, as permitted by applicable laws and regulations. However, the initial purchasers of the old notes are not obligated to make a market in the new notes and they may discontinue their market-making activities at any time without notice. In addition, the liquidity of the trading market in the new notes and the market price quoted for the new notes may be adversely affected by changes in the overall market for securities and by changes in Keysight's financial performance or prospects or changes in the financial performance or prospects of companies in Keysight's industry. In addition, such market-making activities may be limited during the exchange offer or while the effectiveness of a shelf registration statement is pending. An active trading market for the new notes may not develop or be sustained, and there can be no assurance as to the liquidity of any market that does develop. You may not be able to sell your new notes at a particular time, and the price that you receive when you sell may not be favorable.

Keysight's board of directors has broad discretion to determine that a property is not a principal property and therefore not subject to certain covenants in the indenture.

        The indenture governing the new notes includes covenants that, among other things, limit the ability of Keysight and its subsidiaries to create or permit to exist mortgages and other liens on and enter into sale and leaseback transactions with respect to principal properties (as defined in the indenture). See "Description of the New Notes—Certain Covenants" and "Description of the New Notes—Definitions." The indenture provides that a principal property means the headquarters of Keysight, each manufacturing facility, each research and development facility and each service and support facility (in each case including associated office facilities) located within or outside the territorial limits of the United States of America owned by Keysight or any of its wholly owned subsidiaries, except such properties as Keysight's board of directors determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of Keysight and its subsidiaries taken as a whole) not to be of material importance to the business of Keysight and its subsidiaries, taken as a whole. As of the date of this prospectus, neither Keysight nor any subsidiary of Keysight has any property that constitutes a principal property under the indenture other than Keysight's headquarters. Although it has not yet done so, under the terms of the indenture, Keysight's board of directors may determine from time to time after the issuance of the new notes that a Keysight property is not a principal property and therefore such property is not subject to the covenants in the indenture.

The new notes will not be guaranteed by any of Keysight's subsidiaries and are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of Keysight's subsidiaries.

        The new notes will be obligations exclusively of Keysight and will not be guaranteed by any of Keysight's subsidiaries. As a result, the new notes will be structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of Keysight's subsidiaries.

        As of July 31, 2015, Keysight had approximately $1.10 billion of outstanding indebtedness. In addition, Keysight has entered into the senior revolving credit facility, under which it has borrowing capacity of up to $450.0 million, some or all of which may be borrowed in the future. See "Description of Other Indebtedness." Keysight's subsidiaries are separate and distinct legal entities from Keysight. Such subsidiaries have no obligation to pay any amounts due on the new notes or to provide us with funds to meet the payment obligations on the new notes. Any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions and will be contingent upon, among other things, the subsidiaries' earnings and business considerations. Our right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation or similar reorganization, and the rights of the holders of the new notes will be structurally subordinated to all existing and future indebtedness and other liabilities of such subsidiaries.

The new notes are subject to prior claims of secured creditors.

        The new notes will be unsecured, ranking equally in right of payment with other unsecured and unsubordinated indebtedness of Keysight, and will be effectively subordinated in right of payment to any secured indebtedness of Keysight, to the extent of the value of the assets securing such indebtedness. As of July 31, 2015, Keysight did not have any significant secured indebtedness outstanding. However, the indenture governing the new notes and the credit agreements governing the senior revolving credit facility permit Keysight and its subsidiaries to incur secured indebtedness under specified circumstances, and the amounts could be substantial. If we incur any indebtedness secured by its assets or the assets of its subsidiaries, these assets could be subject to the prior claims of secured creditors.

        In the event of a bankruptcy, liquidation or similar proceeding, the pledged assets of Keysight would be available to satisfy obligations of the secured indebtedness before any payment could be made on the new notes. As a result, the new notes will be effectively subordinated to any secured indebtedness that Keysight may have. To the extent that such pledged assets cannot satisfy such secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment with the new notes.

Risks Related to the Exchange Offer

Old notes that are not tendered in the exchange offer will continue to be subject to restrictions on transfer and you may have difficulty selling any old notes not exchanged.

        If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes as described in the legend on the global notes representing the old notes. There are restrictions on transfer of your old notes because we issued the old notes under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may offer or sell the old notes only if they are registered under the Securities Act and applicable state securities laws or offered and sold under an exemption from, or in a transaction not subject to, these requirements. We do not intend to register any old notes not tendered in the exchange offer and, upon consummation of the exchange offer, you will not be entitled to any rights to have your untendered old notes registered under the Securities Act. In addition, the trading market, if any, for the remaining old notes will be adversely affected depending on the extent to which old notes are tendered and accepted in the exchange offer.

Some holders may need to comply with the registration and prospectus delivery requirements of the Securities Act.

        In general, if you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be an underwriter and deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Any broker-dealer that (1) exchanges its old notes in the exchange offer for the purpose of participating in a distribution of the new notes or (2) resells new notes that were received by it for its own account in the exchange offer may also be deemed to have received restricted securities and will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the new notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

You must comply with the exchange offer procedures to receive new notes.

        We will issue the new notes in exchange for your old notes only if you tender the old notes in compliance with the procedures set forth in "The Exchange Offer—Exchange Offer Procedures," including, delivering a properly completed and duly executed Letter of Transmittal or transmitting an "agent's message", and delivering other required documents before expiration of the exchange offer. You should allow sufficient time to ensure timely delivery of the necessary documents. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If you are the beneficial holder of old notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your old notes are registered and instruct that person to tender on your behalf. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer—Consequences of Failure to Exchange Old Notes."

USE OF PROCEEDS

        We will not receive proceeds from the issuance of the new notes offered hereby. In consideration for issuing the new notes in exchange for old notes as described in this prospectus, we will receive old notes of like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled.

 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The following table contains our and our subsidiaries' consolidated ratio of earnings to fixed charges for the periods indicated.

						Nine Months Ended
	Year Ended October 31
						July 31, 2015	July 31, 2014
	2014	2013	2012	2011	2010
Consolidated ratio of earnings to fixed charges	30.69	42.75	63.17	54.50	25.00	7.35	36.07

        The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, fixed charges consist of interest expense, capitalized interest and the portion of rental expense that is estimated by us to be representative of interest. Earnings consist of the sum of income from operations and fixed charges.

THE EXCHANGE OFFER

General

        When we issued the old notes on October 15, 2014, we entered into a registration rights agreement among us, as issuer and Citigroup Global Markets Inc., Goldman, Sachs & Co., Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers of the old notes (the "Registration Rights Agreement"). Under the Registration Rights Agreement, we agreed to:

  •
  file a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to the exchange offer, to exchange the old notes for the new notes;

  •
  use commercially reasonable efforts cause the Exchange Offer Registration Statement to become effective on or prior to October 10, 2015 (the "Target Registration Date"); and

  •
  use commercially reasonable efforts to complete the exchange offer not later than 60 days after the Exchange Offer Registration Statement is declared effective.

        For each old note validly tendered pursuant to the exchange offer and not withdrawn by the holder thereof, the holder of such old note will receive in exchange a new note having a principal amount equal to that of the tendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old notes in exchange therefor or, if no interest has been paid on the old notes, from the date of the original issue of the old notes.

Shelf Registration

        If the exchange offer is not consummated, under certain circumstances and within specified time periods provided for in the Registration Rights Agreement, we are required to use commercially reasonable efforts to:

  •
  file a shelf registration statement (the "Shelf Registration Statement") covering resales of the old notes and to have such Shelf Registration Statement become effective; and

  •
  keep the Shelf Registration Statement effective until the date on which the old notes cease to be Registrable Securities (as defined in the Registration Rights Agreement).

Additional Interest on Old Notes

        Subject to certain limitations, we will be required to pay the holders of the old notes additional interest (as determined in accordance with the terms of the Registration Rights Agreement) on the old notes if:

  •
  the exchange offer is not consummated on or prior to October 10, 2015;

  •
  any Shelf Registration Statement required by the Registration Rights Agreement has not become effective on or before October 10, 2015; or

  •
  any such Shelf Registration Statement is declared effective but thereafter ceases to be effective during specified time periods.

        We do not expect to consummate the exchange offer prior to October 10, 2015, so we currently expect the interest rate on the old notes to be increased by 0.25% from October 11, 2015 until the date on which the exchange offer is completed or the registration default, as defined in the registration rights agreement, is otherwise terminated. This summary of the provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the complete text of the Registration Rights Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer

        This prospectus and the accompanying Letter of Transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, we will accept for exchange old notes that are properly tendered on or before the expiration date and are not withdrawn as permitted below. We have agreed to keep the exchange offer open for at least 20 business days from the date notice of the exchange offer is delivered. The expiration date for this exchange offer is 5:00 p.m., New York City time, on            , 2015, or such later date and time to which we, in our sole discretion, extend the exchange offer.

        The form and terms of the new notes being issued in the exchange offer are the same as the form and terms of the old notes, except that the new notes being issued in the exchange offer:

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  will have been registered under the Securities Act;

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  will not bear the restrictive legends restricting their transfer under the Securities Act that are contained in the old notes; and

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  will not contain the registration rights and additional interest provisions that apply to the old notes.

        We expressly reserve the right, in our sole discretion:

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  to extend the expiration date;

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  to delay accepting any old notes;

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  to terminate the exchange offer and not accept any old notes for exchange if any of the conditions set forth below under "—Conditions to the Exchange Offer" have not been satisfied; and

  •
  to amend the exchange offer in any manner.

        We will give written notice of any extension, delay, termination or non-acceptance to the Exchange Agent. In addition, we will give oral or written notice of any extension, delay, termination, non-acceptance or amendment as promptly as practicable to the registered holder of the notes and by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.

Exchange Offer Procedures

        When the holder of old notes tenders and we accept old notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying Letter of Transmittal. Except as set forth below, a holder of old notes who wishes to tender old notes for exchange must, on or prior to the expiration date:

  •
  transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to U.S. Bank National Association, the exchange agent, at the address set forth under the heading "—The Exchange Agent" below; or

  •
  if old notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an Agent's Message (as defined below) to the exchange agent at the address set forth under the heading "—The Exchange Agent" below.

        In addition, either:

  •
  the exchange agent must receive the certificates for the old notes and the Letter of Transmittal;

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  the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the old notes being tendered into the exchange agent's account at DTC, along with the Letter of Transmittal or an Agent's Message; or

  •
  the holder must comply with the guaranteed delivery procedures described under the heading "—Guaranteed Delivery Procedures" below.

        The term "Agent's Message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry transfer, referred to as a "Book-Entry Confirmation," which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the Letter of Transmittal and that we may enforce the Letter of Transmittal against such holder.

        The method of delivery of the old notes, the letters of transmittal and all other required documents is at the election and risk of the holder. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or old notes should be sent directly to us.

        Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

  •
  by a holder of old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal; or

  •
  for the account of an eligible institution.

An "eligible institution" is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

        If signatures on a Letter of Transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If old notes are registered in the name of a person other than the signer of the Letter of Transmittal, the old notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

        We will determine all questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

  •
  reject any and all tenders of any old note improperly tendered;

  •
  refuse to accept any old note if, in our judgment or the judgment of our counsel, acceptance of the old note may be deemed unlawful; and

  •
  waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date, including the right to waive the ineligibility of any class of holder who seeks to tender old notes in the exchange offer.

        Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration date, including the Letter of Transmittal and the instructions related thereto, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will any such persons incur any liability for failure to give such notification.

        If a person or persons other than the registered holder or holders of the old notes tendered for exchange signs the Letter of Transmittal, the tendered old notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old notes.

        If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the Letter of Transmittal or any old notes or any power of attorney, such persons should so indicate when signing, and you must submit proper evidence satisfactory to us of such person's authority to so act unless we waive this requirement.

        By tendering old notes, each holder will represent to us that, among other things, the person acquiring new notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes. If any holder or any such other person is an "affiliate" of ours as defined in Rule 405 under the Securities Act, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the new notes, such holder or any such other person:

  •
  may not rely on the applicable interpretations of the staff of the SEC as set forth in no-action letters issued to third parties; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus in connection with any resale of such new notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes Issued in the Exchange Offer

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue new notes registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "—Conditions to the Exchange Offer" below for a discussion of the conditions that must be satisfied before we accept any old notes for exchange.

        For each old note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered old note. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the issue date of the old notes or, if interest has been paid, the most recent date to which interest has been paid. Old notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Under the Registration Rights Agreement, we may be required to make additional payments in the form of additional interest to the holders of the old notes under circumstances relating to the timing of the exchange offer, as discussed under "—Additional Interest on Old Notes" above.

        In all cases, we will issue new notes in the exchange offer for old notes that are accepted for exchange only after the exchange agent timely receives:

  •
  certificates for such old notes or a timely Book-Entry Confirmation of such old notes into the exchange agent's account at DTC;

  •
  a properly completed and duly executed Letter of Transmittal or an Agent's Message; and

  •
  all other required documents.

        If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered old notes, or if a holder submits old notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged old notes without cost to the tendering holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, such non-exchanged old notes will be credited to an account maintained with DTC. We will return the old notes or have them credited to DTC as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

        The exchange agent will make a request to establish an account at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's system must make book-entry delivery of old notes denominated in dollars by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Such participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an Agent's Message confirming that DTC has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the Letter of Transmittal and that we may enforce the Letter of Transmittal against such participant. Notwithstanding the foregoing, the Letter of Transmittal or facsimile thereof or an Agent's Message, with any required signature guarantees and any other required documents, must:

  •
  be transmitted to and received by the exchange agent at the address set forth below under the heading "—The Exchange Agent" on or prior to the expiration date; or

  •
  comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If a holder of old notes desires to tender such notes and the holder's old notes are not immediately available, or time will not permit such holder's old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  the holder tenders the old notes through an eligible institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the old notes being tendered and the amount of the old notes being tendered. The notice of guaranteed delivery will state that the tender is being made and guarantee that within three business days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a Book-Entry

    Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal or Agent's Message with any required signature guarantees and any other documents required by the Letter of Transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the exchange agent receives the certificates for all physically tendered old notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal or Agent's Message with any required signature guarantees and any other documents required by the Letter of Transmittal, within three business trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

        You may withdraw tenders of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at the address set forth under the heading "—The Exchange Agent" below. Any such notice of withdrawal must:

  •
  specify the name of the person having tendered the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the principal amount of such old notes; and

  •
  where certificates for old notes are transmitted, specify the name in which old notes are registered, if different from that of the withdrawing holder.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices and our determination will be final and binding on all parties. Any tendered old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder of those old notes without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, the old notes withdrawn will be credited to an account maintained with DTC for the old notes. The old notes will be returned or credited to this account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described above under the heading "—Exchange Offer Procedures" at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

        We are not required to accept for exchange, or to issue new notes in the exchange offer for, any old notes. We may terminate or amend the exchange offer at any time before the acceptance of old notes for exchange if:

  •
  the exchange offer would violate any applicable federal law, statute, rule or regulation or any applicable interpretation of the staff of the SEC; or

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

        The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. If we do so, the exchange offer will remain open for at least five business days following any waiver of the preceding conditions. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which we may assert at any time and from time to time.

The Exchange Agent

        U.S. Bank National Association (the "Exchange Agent"), has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for the notice of guaranteed delivery or the notice of withdrawal to the exchange agent addressed as follows:

To: U.S. Bank National Association

By Mail or In Person:
U.S. Bank National Association
111 Fillmore Avenue
St Paul, MN 55107-1402
Attention: Corporate Actions

By Email or Facsimile Transmission (for Eligible Institutions Only):
Email: cts.specfinance@usbank.com
Fax: (651) 466-7367

For Information and to Confirm by Telephone:
(800) 934-6802

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

        We will not make any payment to brokers, dealers or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred by us in connection with the exchange offer, including:

  •
  the SEC registration fee;

  •
  fees and expenses of the exchange agent and the trustee;

  •
  accounting and legal fees;

  •
  printing fees; and

  •
  other related fees and expenses.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, the new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the holder must pay any of these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, these taxes is not submitted with the Letter of Transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange Old Notes

        Holders who desire to tender their old notes in exchange for new notes should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

        Old notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the applicable indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes and in the prospectus dated October 6, 2014, relating to the old notes. Except in limited circumstances with respect to specific types of holders of old notes, we will have no further obligation to provide for the registration under the Securities Act of such old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the old notes under the Securities Act or under any state securities laws following the expiration date of the exchange offer.

        Upon completion of the exchange offer, holders of the old notes will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances.

        Holders of the new notes and any old notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the applicable indenture.

Consequences of Exchanging Old Notes

        Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the new notes may be offered for resale, resold or otherwise transferred by holders of those new notes, other than by any holder that is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act. The new notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

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  the new notes issued in the exchange offer are acquired in the ordinary course of the holder's business; and

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  neither the holder, other than a broker-dealer, nor, to the actual knowledge of such holder, any other person receiving new notes from the holder, has any arrangement or understanding with any person to participate in the distribution of the new notes issued in the exchange offer.

        However, the SEC has not considered this exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to this exchange offer as in such other circumstances.

        Each holder, other than a broker-dealer, must represent to us that:

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  any new notes to be received by it will be acquired in the ordinary course of its business;

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  at the time of the commencement of the exchange offer, it has no arrangement or understanding with any person to participate in a distribution of new notes in violation of the provisions of the Securities Act;

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  it is not an affiliate of ours; and

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  it is not engaged in, and does not intend to engage in, a distribution of the new notes.

        Each broker-dealer that receives new notes for its own account in exchange for old notes must represent to us that:

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  any new notes to be received by it will be acquired in the ordinary course of its business;

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  at the time of the commencement of the exchange offer, it has no arrangement or understanding with any person to participate in a distribution of new notes in violation of the provisions of the Securities Act;

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  it is not an affiliate of ours; and

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  such old notes were acquired by such broker-dealer as a result of market-making or other trading activities (and not directly from us); and

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  it will deliver (or, to the extent permitted by law, make available) a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes.

        Furthermore, any broker-dealer that acquired any of its old notes directly from us:

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  may not rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters; and

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  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

        In addition, to comply with state securities laws of certain jurisdictions, the new notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the new notes. We have agreed in the Registration Rights Agreement that, prior to any public offering of old notes pursuant to the Shelf Registration Statement, we will cooperate with the selling holders of old notes and their counsel in connection with the registration and qualification of such old notes entitled to registration rights, under the securities or Blue Sky laws of such jurisdictions as the selling holders of old notes may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the old notes covered by the Shelf Registration Statement, provided, however, that we are not required to register or qualify as a foreign corporation where we are not so qualified or to take any action that would subject us to the service of process in suits or to taxation, in any jurisdiction where we are not so subject.

Accounting Treatment

        We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange offer. Accordingly, we will not recognize any gain or loss for accounting purposes.

DESCRIPTION OF OTHER INDEBTEDNESS

        References to "Keysight" in this section of this prospectus are only to Keysight Technologies, Inc. and not to any of its subsidiaries.

        On September 15, 2014, Keysight entered into a credit agreement by and among Keysight, as borrower, certain lenders party thereto and Citibank, N.A., as Administrative Agent, providing for a $300.0 million five-year senior unsecured revolving credit facility. On July 21, 2015, the total commitments under the revolving credit facility were increased by $150 million, so that the aggregate commitments under the revolving credit facility now total $450 million. The revolving credit facility will expire on November 1, 2019. Keysight's ability to borrow under the revolving credit facility is subject to the satisfaction or waiver of certain conditions precedent. Keysight may, subject to certain customary conditions, on one or more occasions increase commitments under the revolving credit facility in an amount not to exceed $150 million in the aggregate and may extend the maturity date for a period of one year. Each lender will have discretion to determine whether it will participate in any such increase or extension. Keysight will use amounts borrowed under the revolving credit facility for general corporate purposes.

        Loans under the credit agreement will bear interest at: (i) the alternative base rate which is defined as the highest of (a) the prime rate in effect from time to time, (b) the federal funds effective rate from time to time plus 1/2 of 1.00% or (c) the applicable adjusted London interbank offered rate for a deposit in US Dollars with a maturity of one month plus 1.00%, in each case plus the applicable margin for such loans, or (ii) the applicable London or Euro interbank offered rate plus the applicable margin for such loans. The applicable margin for loans bearing interest at the alternative base rate ranges between zero and 0.650%, and the applicable margin for loans bearing interest based on the London or Euro interbank offered rate ranges from 1.00% to 1.65%, in each case based on Keysight's senior debt credit ratings as published by Standard & Poor's Ratings Services and Moody's Investors Service, Inc. At Keysight's current credit ratings, the applicable margin for the base rate is 0.300%, and the applicable margin for London or Euro interbank offered rate loans is 1.300%. Additionally, Keysight must pay an annual fee during the term of the credit agreement beginning October 15, 2014, the amount of which will vary depending on Keysight's credit ratings. At Keysight's current ratings, the facility fee will be 0.200% per year, or $900,000 per year.

        The credit agreement contains customary representations and warranties as well as customary affirmative and negative covenants that, subject to certain significant exceptions, limit Keysight's ability to incur liens and the ability of Keysight's subsidiaries to incur indebtedness. In addition, the credit agreement requires that Keysight maintain a ratio of adjusted consolidated debt to consolidated EBITDA of not greater than 3.50 to 1.00 and maintain a ratio of consolidated EBITDA to consolidated interest expense of not less than 3.00 to 1.00.

 DESCRIPTION OF THE NEW NOTES

General

        The term "new 2019 notes" refers to Keysight's $500,000,000 3.300% Senior Notes due 2019 that have been registered under the Securities Act. The term "new 2024 notes" refers to Keysight's $600,000,000 4.550% Senior Notes due 2024 that have been registered under the Securities Act. The term "new notes" refers collectively to the new 2019 notes and the new 2024 notes. The term "old notes" refers collectively to Keysight's outstanding unregistered $500,000,000 3.300% Senior Notes due 2019, which we refer to as the "old 2019 notes," and Keysight's outstanding unregistered $600,000,000 4.550% Senior Notes due 2024, which we refer to as the "old 2024 notes." The term "2019 notes" refers collectively to the new 2019 notes and the old 2019 notes, and the term "2024 notes" refers collectively to the new 2024 notes and the old 2024 notes. We refer to the new notes and the old notes (to the extent not exchanged for new notes) in this section as the "notes." For purposes of this section, the term "Keysight," "Company," "we," "our" and "us" refer only to Keysight and not to any of its subsidiaries.

        The terms of the old notes are identical in all material respects to those of the new notes, except that: (1) the old notes have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the registration rights agreement (which rights will terminate upon consummation of the exchange offer, except under limited circumstances); and (2) the new notes will not provide for any additional interest as a result of our failure to fulfill certain registration obligations.

        Keysight issued the old notes and will issue the new notes pursuant to the indenture dated as of October 15, 2014, between us and U.S. Bank National Association, as trustee (as amended, modified or supplemented, the "indenture"). The terms of each series of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). You should refer to the Indenture and the Trust Indenture Act for a complete statement of the terms applicable to the notes.

        The following is a summary of material provisions of the indenture. The following summary of the terms of the notes and the indenture is not complete and is subject to, and is qualified by reference to, the notes and the indenture, including the definitions therein of certain capitalized terms used but not defined in this description of the new notes. We urge you to read the entire indenture because these documents, and not this description, define your rights as holders of the new notes, including certain definitions used in this section.

        Prior to the Separation, the old notes were guaranteed on an unsecured, unsubordinated basis by Agilent pursuant to a guarantee agreement between Agilent and the trustee. The Agilent guarantee terminated by its terms effective November 1, 2014.

        The new 2019 notes will mature on October 30, 2019. The new 2024 notes will mature on October 30, 2024. The new notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest

        Interest on the new 2019 notes will accrue at a rate of 3.300% per annum. Interest on the new 2024 notes will accrue at a rate of 4.550% per annum. Interest will accrue from the most recent interest payment date to or for which interest has been paid or duly provided for, payable semi-annually in arrears on April 30 and October 30 of each year.

        Interest on each new note will be paid to the person in whose name that new note is registered at the close of business on April 15 or October 15 immediately preceding the relevant interest payment date. Interest on the new notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term "business day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are authorized or required by law, regulation or executive order to close.

        The notes will not be subject to any sinking fund.

        Keysight may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

Payment and Transfer or Exchange

        Principal of and premium, if any, and interest on the new notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by Keysight for such purpose (which initially will be the corporate trust office of the trustee located at Global Corporate Trust Services, 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the new notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at the option of Keysight, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1 million principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See "—Book-Entry; Delivery and Form; Global Notes" below.

        A holder may transfer or exchange any certificated notes in definitive form at the office or agency of Keysight maintained for such purposes (which initially will be at the same location set forth in the preceding paragraph). No service charge will be made for any registration of transfer or exchange of notes, but Keysight may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. Keysight is not required to transfer or exchange any note selected for redemption during a period of 15 days before the mailing or sending of a notice of redemption of notes to be redeemed.

        The registered holder of a note will be treated as the owner of that note for all purposes.

        All amounts of principal of and premium, if any, and interest on the notes paid by Keysight that remain unclaimed two years after such payment was due and payable will be repaid to Keysight, and the holders of such notes will thereafter look solely to Keysight for payment.

Ranking

        The old notes are and the new notes will be unsecured, unsubordinated obligations of Keysight and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of Keysight, including any indebtedness Keysight may incur from time to time under its senior revolving credit facility.

        The old notes are and the new notes will be effectively junior to all existing and future secured indebtedness of Keysight to the extent of the assets securing such indebtedness, and will be structurally subordinated to all existing and future liabilities of Keysight's subsidiaries, including their indebtedness and trade payables. As of July 31, 2015, Keysight did not have any outstanding secured indebtedness.

        Keysight derives a substantial portion of its operating income and cash flow from its subsidiaries. Therefore, Keysight's ability to make payments when due to the holders of the notes is, in part, dependent upon the receipt of sufficient funds from its subsidiaries. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on the notes or to provide Keysight with funds for its payment obligations with respect thereto, whether by dividends, distributions, loans or otherwise. As a result, claims of creditors of Keysight's subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Keysight's creditors, including holders of the notes. Accordingly, the notes will be structurally subordinated to creditors, including trade creditors and preferred stockholders, if any, of Keysight's subsidiaries. In addition, provisions of applicable law, such as those limiting the payment of dividends, could limit the ability of Keysight's subsidiaries to make payments or other distributions to it, and Keysight's subsidiaries could agree to contractual restrictions on their ability to pay dividends or make payments or other distributions to it. The combined indebtedness of Keysight and its subsidiaries, as of July 31, 2015, was approximately $1.10 billion. In addition, Keysight's senior revolving credit facility provides it with additional borrowing capacity of up to $450.0 million, subject to customary terms and conditions. As of July 31, 2015, Keysight's subsidiaries had approximately $431.68 million of outstanding liabilities (including trade payables, but excluding intercompany liabilities and deferred revenue), all of which ranks structurally senior to the notes.

Optional Redemption

        Keysight may redeem the notes at its option at any time, either in whole or in part, upon at least 30 days', but not more than 60 days', prior notice given by mail (or through the facilities of DTC, if applicable) to each holder of such notes to be redeemed. If Keysight elects to redeem notes at any time prior to September 30, 2019 (the date that is one month prior to the maturity date of the 2019 notes), in the case of a redemption of 2019 notes, or prior to July 30, 2024 (the date that is three months prior to the maturity date of the 2024 notes), in the case of a redemption of 2024 notes, it will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date:

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  100% of the aggregate principal amount of the notes to be redeemed on the redemption date; or

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  the sum of the present values of the Remaining Scheduled Payments.

        In determining the present values of the Remaining Scheduled Payments, Keysight will discount such payments on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) to the redemption date using a discount rate equal to the Treasury Rate plus 0.250%, in the case of the 2019 notes, or 0.350%, in the case of the 2024 notes.

        If notes are redeemed on or after September 30, 2019 (the date that is one month prior to the maturity date of the 2019 notes), in the case of the 2019 notes, or July 30, 2024 (the date that is three months prior to the maturity date of the 2024 notes), in the case of the 2024 notes prior to the maturity date of the notes being redeemed, the redemption price will equal 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.

        The following terms are relevant to the determination of the redemption price.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the period from the redemption date to the maturity of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the maturity of the notes to be redeemed.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the arithmetic average of four Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.

        "Independent Investment Banker" means Citigroup Global Markets Inc., Goldman, Sachs & Co., and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective successors as may be appointed from time to time by Keysight; provided, however, that if any of the foregoing ceases to be a primary United States government securities dealer in the United States of America (a "primary treasury dealer"), Keysight may substitute another primary treasury dealer therefor.

        "Reference Treasury Dealer" means (i) Citigroup Global Markets Inc., Goldman, Sachs & Co., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective successors (provided, however, that if any of them ceases to be a primary treasury dealer, Keysight may substitute therefor another primary treasury dealer) and (ii) any other primary treasury dealers selected by Keysight.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by Keysight, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Keysight by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Remaining Scheduled Payments" means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due but for such redemption after the related redemption date to the maturity date of such notes; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue. In determining this rate, Keysight will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        A partial redemption of the notes may be effected pro rata, by lot or by such other method as the trustee may deem fair and appropriate and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the notes or any integral multiple thereof) of the principal amount of notes of a denomination larger than the minimum authorized denomination for such notes.

        Once notice of redemption is mailed or sent, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

        Unless Keysight defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes, or portions thereof, called for redemption. On or before the redemption date, Keysight will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date.

Purchase of Notes Upon a Change of Control Repurchase Event

        If a change of control repurchase event occurs, unless Keysight has exercised its right to redeem the notes as described above, Keysight will be required to make an offer to each holder of the notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at the option of Keysight, prior to any change of control, but after the public announcement of the change of control transaction, Keysight will mail (or send through the facilities of DTC, if applicable) a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent. The notice shall, if mailed or sent prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Keysight will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, Keysight will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of compliance with such securities laws or regulations.

        On the repurchase date following a change of control repurchase event, Keysight will, to the extent lawful:

          (1)   accept for payment all the notes or portions of the notes properly tendered pursuant to its offer;

          (2)   deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and

          (3)   deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers' certificate stating the aggregate principal amount of notes being purchased by Keysight.

        The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered.

        Keysight will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Keysight and such third party purchases all notes properly tendered and not withdrawn under its offer.

        The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Keysight and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between Keysight and the initial purchasers of the old notes. Keysight has no present intention to engage in a transaction involving a change of control, although it is possible that Keysight could decide to do so in the future. Subject to the limitations discussed below, Keysight could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness of Keysight (or its subsidiaries) outstanding at such time or otherwise affect the capital structure of Keysight or its subsidiaries or credit ratings of the notes. Restrictions on the ability of Keysight to incur liens, enter into sale and leaseback transactions and consolidate, merge or sell assets are contained in the covenants as described herein in the sections titled "—Certain Covenants—Limitation on Liens," "—Certain Covenants—Limitation on Sale and Leaseback Transactions" and "—Certain Covenants—Limitation on Consolidation, Merger and Sale of Assets." Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a decline in the credit quality of Keysight or a highly leveraged or similar transaction involving Keysight.

        Keysight may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. In addition, even if it has sufficient funds, Keysight may be prohibited from repurchasing the notes under the terms of its other debt instruments outstanding at such time. Furthermore, certain change of control events may constitute an event of default under its senior unsecured revolving credit facilities. See "Risk Factors—Risks Related to this Offering—Keysight may not be able to repurchase all of the notes upon a change of control repurchase event."

        For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

        "change of control" means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Keysight and its subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than Keysight or one of its subsidiaries; (2) the adoption of a plan relating to Keysight's liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) or group of persons, other than Keysight or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Keysight's voting stock or other voting stock into which Keysight's voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (4) the first day on which a majority of the members of the board of directors of Keysight are not continuing directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control by virtue of clause (1) or (3) above if (a) Keysight becomes a direct or indirect wholly owned subsidiary of a holding company (which shall include a parent company) as a result of such transaction and (b)(i) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Keysight's voting stock immediately prior to that transaction or (ii) no "person" (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the voting stock of such holding company immediately following such transaction.

        "change of control repurchase event" means the occurrence of both a change of control and a ratings event.

        "continuing directors" means, as of any date of determination, any member of the board of directors of Keysight who (1) was a member of such board of directors on the date of the issuance of the notes; or (2) whose election or nomination to such board of directors was approved of a majority of the continuing directors who were members of such board of directors at the time of such nomination or election.

        "Fitch" means Fitch Ratings Ltd. and its successors.

        "investment grade" means a rating of BBB– or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's); and a rating of BBB– or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Keysight.

        "Moody's" means Moody's Investors Service Inc. and its successors.

        "rating agency" means each of Fitch, Moody's and S&P, so long as such entity makes a rating of the notes publicly available; provided, however, if any of Fitch, Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of Keysight, Keysight shall be allowed to designate a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act (as certified by a resolution of the board of directors of Keysight) as a replacement agency for the agency that ceased to make such a rating publicly available. For the avoidance of doubt, failure by Keysight to pay rating agency fees to make a rating of the notes shall not be a "reason outside of the control of Keysight" for the purposes of the preceding sentence.

        "rating category" means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); (iii) with respect to Fitch, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and (iv) the equivalent of any such category of S&P, Moody's or Fitch used by another rating agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories (+ and – for S&P or Fitch; 1, 2 and 3 for Moody's; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P or Fitch, a decline in a rating from BB+ to BB, as well as from BB– to B+, will constitute a decrease of one gradation).

        "ratings event" means a decrease in the ratings of the notes by one or more of the rating agencies such that the applicable notes are rated below investment grade by all of the rating agencies on any date during the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a change of control or of the intention of Keysight to effect a change of control or (b) the occurrence of such change of control and (ii) ends 60 days following consummation of such change of control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the rating agencies).

        Notwithstanding the foregoing, a ratings event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a ratings event for purposes of the definition of change of control repurchase event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the ratings event).

        "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        "voting stock" of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants

        The indenture governing the terms of the notes contains the following principal covenants:

  Limitation on Liens

        Keysight will not, and will not permit any subsidiary to, create, incur, assume or permit to exist any lien on (i) any Principal Property or (ii) the capital stock of any subsidiary, to secure any indebtedness for borrowed money of Keysight, any subsidiary or any other person without securing the notes equally and ratably with such indebtedness for so long as such indebtedness shall be so secured, subject to the exceptions described below:

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  liens on assets or property of a person at the time it becomes a subsidiary, securing only indebtedness of such person, provided such indebtedness was not incurred in connection with such person or entity becoming a subsidiary and such liens do not extend to any assets other than those of the person becoming a subsidiary;

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  liens on assets created at the time of, or within 18 months after the later of, (a) the acquisition, purchase, lease, improvement or development of such assets or (b) the placing in operation of such assets, in each case, to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets or to secure debt incurred to provide funds for any such purpose;

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  liens on property incurred in permitted sale and leaseback transactions;

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  liens incurred in connection with pollution control, industrial revenue or similar financings;

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  liens in favor of only Keysight or one or more subsidiaries of Keysight;

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  liens on assets existing at the time of acquisition thereof, including acquisition through merger or consolidation;

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  liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by Keysight or any Significant Subsidiary in the ordinary course of business;

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  liens in favor of the trustee granted in accordance with the indenture;

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  liens on property of Keysight or a subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute;

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  liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions permitted under "—Limitation on Sale and Leaseback Transactions" below, do not exceed 15% of Consolidated Net Tangible Assets measured at the date of incurrence of the lien;

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  with respect to any series of notes, liens existing on the date that notes of such series are first authenticated by the Trustee; and

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  liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien is limited to all or part of substantially the same property which secured the lien extended, renewed or replaced (plus improvements on such property and plus any property relating to a specific project, the completion of which is funded pursuant to clause (ii) below) and the amount of indebtedness secured by such lien is not increased (other than (i) by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal, refinancing or refunding and (ii) where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project that is subject to a lien securing the indebtedness being extended, refinanced or renewed by an amount equal to such additional principal amount).

  Limitation on Sale and Leaseback Transactions

        Keysight will not, and will not permit any subsidiary to, enter into any arrangement with any person pursuant to which Keysight or any subsidiary leases any Principal Property that has been or is to be sold or transferred by Keysight or the subsidiary to such person (a "sale and leaseback transaction"), except that a sale and leaseback transaction is permitted if Keysight or such subsidiary would be entitled to incur indebtedness secured by a lien on the property to be leased (without equally and ratably securing the outstanding notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the "attributable debt").

        In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in "—Limitation on Liens" above include:

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  leases for a term, including renewals at the option of the lessee, of not more than three years;

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  leases between only Keysight and a subsidiary of Keysight or only between subsidiaries of Keysight;

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  leases where the proceeds from the sale of the property are at least equal to the fair market value (as determined in good faith by Keysight) of the property and Keysight applies an amount equal to the net proceeds of the sale to the retirement of long-term indebtedness or to the purchase of other property or equipment used or useful in its business, within 270 days of the effective date of such sale; provided that, in lieu of applying such amount to the retirement of long-term indebtedness, Keysight may deliver notes to the trustee for cancellation, such notes to be credited at the cost thereof to it;

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  leases of property executed by the time of, or within 18 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property; and

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  leases of property in connection with the separation and distribution, including any such leases pursuant to or in accordance with the separation and distribution agreement or any other document or agreement relating to or entered into in connection with the separation and distribution.

  Limitation on Consolidation, Merger and Sale of Assets

        Keysight may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:

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  (1) Keysight is the surviving or continuing entity or (2) the successor entity, if other than Keysight, is a corporation, partnership, limited liability company or trust organized under the laws of the United States of America, any State or the District of Columbia and expressly assumes by supplemental indenture all of Keysight's obligations under the notes and the indenture;

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  immediately after giving effect to the transaction, no event of default (as defined below), and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing;

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  if, as a result of any consolidation, merger, sale or lease, conveyance or transfer described in this covenant, properties or assets of Keysight would become subject to any lien which would not be permitted by the restrictions described under "—Limitation on Liens" without equally and ratably securing the notes, Keysight or such successor person, as the case may be, will take the steps as are necessary to secure effectively the notes equally and ratably with, or prior to, all indebtedness secured by those liens as described under "—Limitation on Liens;" and

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  Keysight has delivered to the Trustee an officers' certificate and an opinion of counsel stating that such transaction complies with the terms of the indenture.

        In the case of any such consolidation, merger, sale, lease, transfer or other conveyance in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, Keysight under the indenture and, thereafter, except in the case of a lease, Keysight will be released from the obligation to pay principal and interest on the notes and all obligations and covenants under the notes and the indenture.

Further Issuances

        The indenture does not limit the aggregate principal amount of notes that may be issued under it. Unless otherwise provided in the terms of a series of notes, a series may be reopened, without notice to or consent of any holder of outstanding notes, for issuances of additional notes of that series. The terms of each series of notes will be established by, or pursuant to, a resolution of Keysight's board of directors and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture.

        Keysight may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as any series of the notes, and ranking equally and ratably with, any series of the notes, in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the notes of such series and will vote together as one class on all matters with respect to the notes of such series.

Events of Default

        Each of the following is an "event of default" under the indenture with respect to notes of any series:

          (1)   a failure to pay principal of the notes of such series when due at its stated maturity date, upon optional redemption or otherwise;

          (2)   a default in the payment of any interest or premium, if any, on the notes of such series when due, continued for 30 days;

          (3)   certain events of bankruptcy, insolvency or reorganization involving Keysight;

          (4)   a default in the performance, or breach, of Keysight's obligations under the "—Certain Covenants—Limitation on Consolidation, Merger and Sale of Assets" covenant described above;

          (5)   a default in the performance, or breach, of any other covenant, warranty or agreement applicable to such series of notes (other than a default or breach pursuant to clause (4)

    immediately above or any other covenant or warranty a default in which is elsewhere dealt with in the indenture) for 90 days after a Notice of Default (as defined below) is given to Keysight;

          (6)   (a) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness for borrowed money of Keysight (other than indebtedness of Keysight owing to any of its subsidiaries) outstanding in an amount in excess of $100 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness for borrowed money of Keysight (other than indebtedness of Keysight owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100 million or its foreign currency equivalent at the time without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses 6(a) or (b) ceases or is cured, waived, rescinded or annulled, then the related event of default under the indenture will be deemed cured; and

          (7)   a failure by Keysight to repurchase notes tendered for repurchase following the occurrence of a change of control repurchase event in conformity with the covenant set forth under "—Purchase of Notes Upon a Change of Control Repurchase Event."

        A default under clause (5) or (6) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the notes of such series then outstanding notify Keysight of the default and Keysight does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default."

        Keysight shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officer's certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action Keysight is taking or proposes to take with respect thereto.

        If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization involving Keysight) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the outstanding notes of such series may declare, by notice to Keysight in writing (and to the trustee, if given by the holders of the notes) specifying the event of default, to be immediately due and payable the principal amount of all the outstanding notes of such series, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization involving Keysight shall occur, such amount with respect to all the outstanding notes of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the outstanding notes of such series to the fullest extent permitted by applicable law. Unless as otherwise provided herein, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of outstanding notes of such series may, under certain circumstances, rescind and annul such acceleration and waive such event of default with respect to the outstanding notes of such series if all events of default, other than the nonpayment of accelerated principal, premium or interest with respect to the outstanding notes of such series, have been cured or waived as provided in the indenture.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes of such series, unless such holders shall have offered to the trustee reasonable indemnity or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series.

        No holder of notes of any series will have any right to institute any proceeding with respect to the indenture or the notes unless:

          (a)   such holder has previously given to the trustee written notice of a continuing event of default;

          (b)   the registered holders of at least 25% in aggregate principal amount of the notes of such series then outstanding have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

          (c)   the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the notes of such series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

        However, such limitations do not apply to a suit instituted by a holder of any notes for enforcement of payment of the principal of, and premium, if any, or interest on, such notes on or after the respective due dates thereof.

        The indenture will require Keysight to furnish to the trustee, within 120 days after the end of each fiscal year, a statement of an officer regarding compliance with the indenture. Upon becoming aware of any default or event of default, Keysight will be required to deliver to the trustee a statement specifying such default or event of default.

Definitions

        The indenture contains the following defined terms:

        "Consolidated Net Tangible Assets" means, as of the time of determination, the aggregate amount of the assets of Keysight and the assets of its consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on the most recent consolidated balance sheet prepared by Keysight in accordance with GAAP which Keysight shall have most recently filed with the SEC or otherwise distributed to its shareholders (and not subsequently disclaimed as not being reliable by Keysight) prior to the time as of which "Consolidated Net Tangible Assets" is being determined (which calculation shall give pro forma effect to (i) any acquisition by or disposition of assets of Keysight or any of its subsidiaries involving the payment or receipt by Keysight or any of its subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $25 million that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter) and (ii) the separation and distribution).

        "GAAP" means generally accepted accounting principles in the United States of America in effect on the date of the indenture and from time to time.

        "guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee," when used as a verb, has a correlative meaning.

        "incur" means issue, assume, guarantee or otherwise become liable for.

        "indebtedness" means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

        "Non-recourse Obligation" means indebtedness or other obligations substantially related to the acquisition of assets not previously owned by Keysight or any direct or indirect subsidiaries of Keysight or the financing of a project involving the development or expansion of properties of Keysight or any direct or indirect subsidiaries of Keysight, in each case as to which the obligee with respect to such indebtedness or obligation has no recourse to Keysight or any direct or indirect subsidiary of Keysight or such subsidiary's assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

        "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

        "Principal Property" means the headquarters of Keysight, each manufacturing facility, each research and development facility and each service and support facility (in each case including associated office facilities) located within or outside the territorial limits of the United States of America owned by Keysight or any of its wholly owned subsidiaries, except such as Keysight's board of directors by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of Keysight and its subsidiaries taken as a whole) not to be of material importance to the business of Keysight and its subsidiaries, taken as a whole.

        "Significant Subsidiary" has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

        "subsidiary" means, with respect to any person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

        "trustee" means the person named as "Trustee" in the indenture until a successor trustee shall have become such pursuant to the applicable provisions of the indenture, and thereafter, "trustee" shall mean or include each person who is then a trustee under the indenture, and if at any time there is more than one such person, "trustee" as used with respect to the notes of any series shall mean the trustee with respect to the notes of that series.

Modification and Waiver

        Subject to certain exceptions, the indenture, the notes, and the registration rights agreement may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding notes of all series affected by such amendment taken together (including consents obtained in connection with a tender offer or exchange for the notes of such series). Keysight and the trustee may, without the consent of any holders, change the indenture, the notes, and the registration rights agreement:

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  to evidence the succession of another person to Keysight and the assumption by any such successor of the covenants of Keysight under the indenture and the notes;

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  to add to the covenants of Keysight for the benefit of holders of the notes or to surrender any right or power conferred upon Keysight by the indenture;

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  to add any additional events of default for the benefit of holders of the notes;

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  to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of notes in uncertificated form;

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  to secure the notes or to add guarantees of or additional obligors on the notes of all or any series;

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  to add or appoint a successor or separate trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee in accordance with the requirements set forth in the indenture;

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  to cure any ambiguity, defect or inconsistency;

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  to supplement any of the provisions of the indenture as necessary to permit or facilitate the defeasance and discharge of any series of notes, provided that the interests of the holders of the notes are not adversely affected in any material respect;

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  to make any other change that would not adversely affect the holders of the notes in any material respect;

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  to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939;

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  to conform the indenture to this Description of the New Notes or any other similarly titled section in any offering memorandum, prospectus or prospectus supplement relating to a series of notes; and

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  to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of notes, provided that any such addition, change or elimination (i) shall neither (A) apply to any note of any series created prior to the execution of the supplemental indenture affecting such modification and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such note with respect to such provision or (ii) shall become effective only when there is no such note outstanding.

        Keysight will not, and will not permit any of its subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the registration rights agreement unless such consideration is offered to all holders and is paid to all holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

        Notwithstanding the foregoing, no modification, supplement, waiver or amendment to the indenture or the notes may, without the consent of the holder of each outstanding notes affected thereby:

  •
  make any change to the percentage of principal amount of notes of any series the holders of which must consent to an amendment, modification, supplement or waiver;

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  reduce the rate of or extend the time of payment for interest on any notes;

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  reduce the principal amount or extend the stated maturity of any notes;

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  reduce the redemption price of any notes or add redemption provisions to the notes;

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  make any notes payable in currency other than that stated in the indenture or the applicable notes;

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  impair the right to institute suit for the enforcement of any payment on or with respect to notes; or

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  make any change in the ranking or priority of any series of notes that would adversely affect the holder of such series of notes.

        Any past default with respect to any notes may be waived on behalf of all holders of such notes by the holders of a majority in aggregate principal amount of the outstanding notes of all series affected by such waiver taken together, except a default in the payment of principal of or any premium or interest on such notes or a default in respect of a covenant or provision that cannot be modified without the consent of the holder of each such outstanding note. Any default that is so waived will cease to exist and any event of default arising from that default will be deemed to be cured for any purpose under the indenture, but no such waiver will extend to any subsequent or other default or impair any right arising from a subsequent or other default. In addition, once a default or event of default is cured, it ceases to exist.

Defeasance

        Keysight at any time may terminate all its obligations with respect to any series of notes and the indenture, as it relates to such series (such termination, "legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. Keysight at any time may also terminate its obligations described under the headings "—Certain Covenants," and "—Purchase of Notes Upon a Change of Control Repurchase Event," and under clauses (4), (5), (6) and (7) under the heading "—Events of Default," with respect to a series of notes, which termination is referred to herein as "covenant defeasance." Keysight may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        If Keysight exercises its legal defeasance option with respect to any series of notes, payment of such notes may not be accelerated because of an event of default with respect thereto. If Keysight exercises its covenant defeasance option with respect to any series of notes, payment of such notes may not be accelerated because of an event of default specified in clauses (4), (5), (6) and (7) under "—Events of Default" with respect to the covenants described under "—Certain Covenants" or "—Purchase of Notes upon a Change of Control Repurchase Event," and Keysight will no longer be obligated to make an offer under the covenant set forth under "—Purchase of Notes upon a Change of Control Repurchase Event" upon the occurrence of a change of control repurchase event or to comply with its obligations described under "—Certain Covenants."

        The legal defeasance option or the covenant defeasance option with respect to any notes may be exercised only if:

          (a)   Keysight irrevocably deposits in trust with the trustee money or U.S. government securities or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal and interest when due on all the notes being defeased to maturity;

          (b)   no default or event of default with respect to the notes has occurred and is continuing with respect to such notes on the date of such deposit, or, with respect to an event of default involving bankruptcy, at any time in the period ending on the 91st day after the date of deposit;

          (c)   in the case of the legal defeasance option, Keysight delivers to the trustee an opinion of counsel stating that:

            (1)   Keysight has received from the IRS a ruling, or

            (2)   since the date of the indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that and based thereon such opinion of counsel shall confirm that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

          (d)   in the case of the covenant defeasance option, Keysight delivers to the trustee an opinion of counsel to the effect that the holders of the notes being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (e)   Keysight delivers to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance of such notes have been complied with as required by the indenture.

Discharge

        When (i) Keysight delivers to the trustee all outstanding notes of any series (other than notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding notes of any series have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) Keysight irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding notes of such series, including interest thereon, and if in either case Keysight pays all other sums related to the notes of such series payable under the indenture by Keysight, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the notes of such series on demand of Keysight accompanied by an officers' certificate and an opinion of counsel of Keysight stating that all conditions precedent under the indenture relating to such satisfaction and discharge have been complied with.

Governing Law

        The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Same-Day Settlement and Payment

        The notes will trade in the same-day funds settlement system of DTC until maturity or until Keysight issues the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. Keysight can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Book-Entry; Delivery and Form; Global Notes

        The information in this section and in the sections titled "—Ownership of Beneficial Interests" and "—Euroclear and Clearstream, Luxembourg" are provided solely as a matter of convenience. The operations and procedures of DTC, Euroclear and Clearstream, Luxembourg are solely within the control of the respective settlement systems and are subject to changes by them. Keysight takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        The new notes will be offered and exchanged in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. Keysight will issue each series of new notes in the form of one or more permanent global notes in fully registered, book-entry form without interest coupons, which we refer to as the "global notes."

        Except as described below, the global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for new notes in registered certificated form ("certificated notes") except in the limited circumstances described below. See "—Ownership of Beneficial Interests." Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of certificated new notes.

        In addition, transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

        Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants.

        DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the initial purchasers of the old notes), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

        Upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

        So long as DTC or its nominee is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to receive certificated notes and will not be considered to be the owners or holders of any notes under the global note. Keysight understands that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global note to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

        All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

        Keysight expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. Keysight also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither Keysight, the initial purchasers of the old notes, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.

        Unless and until it is exchanged in whole or in part for certificated notes, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        Keysight expects that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

        Although Keysight expects that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Keysight nor the trustee will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Certificated notes may be issued in exchange for beneficial interests in the global notes under certain circumstances, including (i) if an event of default shall have occurred and be continuing with respect to the notes and DTC notifies the trustee of its decision to exchange beneficial interests in the global notes for certificated notes, (ii) if DTC is at any time unwilling or unable to continue as a depositary for the global notes or ceases to be a "clearing agency" registered under the Exchange Act, and, in either event, a successor depositary is not appointed by Keysight within 90 days or (iii) at any time Keysight notifies the trustee in writing that it elects to cause the issuance of certificated notes under the indenture. These certificated notes will be registered in such name or names as DTC shall instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

Euroclear and Clearstream, Luxembourg

        If the depositary for a global security is DTC, you may hold interests in the global notes through Clearstream Banking, société anonyme, which is referred to as "Clearstream, Luxembourg," or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is referred to as "Euroclear," in each case, as a participant in DTC. Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers' securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers' securities in the depositaries' names on DTC's books.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. Keysight has no control over those systems or their participants, and it takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC's rules and procedures.

        Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Regarding the Trustee

        U.S. Bank National Association is the trustee under the indenture and has also been appointed by Keysight to act as registrar, transfer agent and paying agent for the notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the material U.S. federal income tax consequences of the exchange of old notes for new notes. This discussion is based upon the Code, the U.S. Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The following relates only to new notes that are acquired in this offering in exchange for old notes originally acquired at their initial offering for an amount of cash equal to their issue price. Unless otherwise indicated, this summary addresses only the U.S. federal income tax consequences relevant to investors who hold the old notes and the new notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

        This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder's individual circumstances or to holders subject to special rules under U.S. federal income tax laws, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, entities and arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, U.S. holders whose functional currency is not the U.S. dollar, U.S. expatriates, and persons holding new notes as part of a "straddle," "hedge," "conversion transaction," or other integrated investment. The discussion does not address any foreign, state, local or non-income tax consequences of the exchange of old notes for new notes.

        This discussion is for general purposes only and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder. Holders are urged to consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under U.S. federal estate or gift tax laws, as well as foreign, state, or local laws and tax treaties, and the possible effects of changes in tax laws.

U.S. Federal Income Tax Consequences of the Exchange Offer to Holders of Old Notes

        The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable transaction for U.S. federal income tax purposes. Holders of old notes will not realize any taxable gain or loss as a result of such exchange and will have the same adjusted issue price, tax basis, and holding period in the new notes as they had in the old notes immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of the new notes will be the same as those applicable to the old notes.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers during the period referred to below in connection with resales of new notes received in exchange for old notes if such old notes were acquired by such broker-dealers for their own accounts as a result of marketing-making activities or other trading activities. We have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers in connection with resales of such new notes for a period ending 180 days after the date on which the registration statement of which this prospectus forms a part is declared effective.

        We will not receive any proceeds from the issuance of new notes in the exchange offer or from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own accounts may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account in connection with the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of new notes may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration of the exchange offer, if requested by any broker-dealer, we will amend or supplement this prospectus. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the new notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        Certain legal matters with respect to the new notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended October 31, 2014 (including the schedules appearing therein), have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$1,100,000,000

Keysight Technologies, Inc.

EXCHANGE OFFER

New $500,000,000 3.300% Senior Notes due 2019 for $500,000,000 3.300% Senior Notes due 2019

New $600,000,000 4.550% Senior Notes due 2024 for $600,000,000 4.550% Senior Notes due 2024

        , 2015

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    Indemnification of Directors and Officers.

        Pursuant to the Delaware General Corporations Law, or the DGCL, a corporation may not indemnify any director, officer, employee or agent made or threatened to be made a party to any threatened, pending or completed proceeding unless such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful.

        In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a stockholder derivative suit), a corporation may indemnify an officer, director, employee or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no person adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. A director, officer, employee or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL's indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys' fees.

        Keysight's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, provide for indemnification of Keysight's officers, directors, employees and agents to the extent and under the circumstances permitted under the DGCL. Keysight has purchased and maintains insurance to protect persons entitled to indemnification in accordance with the foregoing. The foregoing summary is qualified in its entirety by reference to the complete text of the Keysight Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, which are incorporated by reference as exhibits into this registration statement.

ITEM 21.    Exhibits and Financial Statement Schedules.

        See Exhibit Index, which is incorporated herein by reference.

ITEM 22.    Undertakings.

        The undersigned Registrant hereby undertakes:

  (a)
  that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (b)
  to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

  (c)
  to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa, State of California, on October 15, 2015.

Keysight Technologies, Inc.
By:	/s/ RONALD S. NERSESIAN
	Name:	Ronald S. Nersesian
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Stephen D. Williams and Jeffrey K. Li as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming that all such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        To effect the above, each of the undersigned has executed this Power of Attorney as of the date indicated beside each name. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RONALD S. NERSESIAN Ronald S. Nersesian	President, Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2015
/s/ NEIL DOUGHERTY Neil Dougherty	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 15, 2015
/s/ JOHN SKINNER John Skinner	Vice President and Corporate Controller (Principal Accounting Officer)	October 15, 2015
/s/ PAUL N. CLARK Paul N. Clark	Director	October 15, 2015

Signature	Title	Date

/s/ JAMES G. CULLEN James G. Cullen	Director	October 15, 2015
/s/ CHARLES J. DOCKENDORFF Charles J. Dockendorff	Director	October 15, 2015
/s/ JEAN M. HALLORAN Jean M. Halloran	Director	October 15, 2015
/s/ RICHARD HAMADA Richard Hamada	Director	October 15, 2015

EXHIBIT INDEX

		Incorporation by Reference
Exhibit Number	Description	Form	Date	Exhibit Number	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation of Keysight Technologies, Inc.	8-K	11/3/2014	3.1
3.2	Amended and Restated Bylaws of Keysight Technologies, Inc.	8-K	11/3/2014	3.2
4.1	Indenture, dated as of October 15, 2014, between Keysight Technologies, Inc. and U.S. Bank National Association, as Trustee	8-K	10/17/2014	4.1
4.2	First Supplemental Indenture, dated as of October 15, 2014, to the Indenture dated as of October 15, 2014, between Keysight Technologies, Inc. and U.S. Bank National Association, as Trustee	8-K	10/17/2014	4.2
4.3	Registration Rights Agreement, dated as of October 15, 2014, by and among Keysight Technologies, Inc., Agilent Technologies, Inc., and Citigroup Global Markets Inc., Goldman, Sachs & Co., and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the Initial Purchasers	8-K	10/17/2014	4.4
5.1	Opinion of Gibson, Dunn & Crutcher LLP				X
12.1	Computation of Ratio of Earnings to Fixed Charges				X
21.1	Subsidiaries of Keysight Technologies, Inc.	10-Q	3/5/2015	21.1
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm				X
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)				X
24.1	Power of Attorney (included on signature pages of the registration statement)				X
25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as the Trustee under the Indenture				X
99.1	Form of Letter of Transmittal				X
99.2	Form of Notice of Guaranteed Delivery				X
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees				X
99.4	Form of Letter to Clients				X